Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Strong Third Quarter Results
and Record Earnings Per Share

Third-Quarter Highlights

•
Total Client Assets of $181.1 billion
•
Long-term gross flows of $5.9 billion
•
Long-term net flows of ($2.6) billion
•
GAAP operating margin of 53.3%
•
GAAP net income per diluted share of $1.24
•
Adjusted EBITDA margin of 53.7%
•
Adjusted net income with tax benefit per diluted share of $1.35
•
Board authorizes an 7% increase in regular quarterly cash dividend to $0.44

San Antonio, Texas, November 7, 2024 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended September 30, 2024.

“During the third quarter, we made excellent progress toward closing the Amundi transaction” said David Brown, Chairman and Chief Executive Officer. “We reached a formal agreement early in the quarter and, in October, our shareholders approved all proxy proposals on the ballot at our Special Meeting of Stockholders.

“Integration work is proceeding, and we are working with Amundi’s non-U.S. distribution teams to facilitate sales of our products throughout their global networks and joint ventures upon closing, which we anticipate will occur in the first quarter of 2025. Based on work completed to date, we are maintaining our guidance of $100 million in annualized expense synergies. These expense synergies are expected to be fully realized within two years of closing with the majority achieved within the first year.

“Our business performance was strong through the first nine months of 2024. In the third quarter, we achieved the highest quarterly adjusted earnings per diluted share with tax benefit, adjusted EBITDA, and adjusted EBITDA margin in the history of our firm. Through the end of September, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 60%, 73%, and 77%. In addition, 67% of our AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“Cash on the balance sheet was $188 million, up $69 million from the end of the second quarter. Our net leverage ratio declined to 1.7x due to growth in Adjusted EBITDA and our increased cash position. Additionally, the Board authorized another 7% increase in our quarterly cash dividend from $0.41 to $0.44 per share, which will be paid in December.

“As always, we continue to focus on serving our clients, which is our top priority.”

1 Total AUM includes both discretionary and non-discretionary client assets.

2 The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Assets Under Management[1]
Ending	$176,113	$168,681	$148,879	$176,113	$148,879
Average	171,876	167,484	156,491	167,631	153,983

AUM Long-term Flows[2]
Long-term Gross	$5,876	$5,813	$4,955	$18,640	$16,294
Long-term Net	(2,631)	(1,701)	(2,000)	(5,361)	(4,250)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$244	$255	$193	$734	$666
Money Market / Short-term Net	(5)	(43)	(19)	(147)	(345)

AUM Total Flows
Total Gross	$6,120	$6,067	$5,149	$19,375	$16,959
Total Net	(2,636)	(1,744)	(2,019)	(5,508)	(4,595)

Consolidated Financial Results (GAAP)
Revenue	$225.6	$219.6	$209.7	$661.1	$615.2
AUM revenue realization (in bps)	52.1	52.6	53.1	52.6	53.3
Operating expenses	105.3	109.0	129.6	345.3	373.1
Income from operations	120.4	110.6	80.0	315.8	242.1
Operating margin	53.3%	50.4%	38.2%	47.8%	39.4%
Net income	82.0	74.3	52.0	211.9	158.0
Earnings per diluted share	$1.24	$1.12	$0.77	$3.21	$2.30
Cash flow from operations	99.8	79.7	91.6	248.2	233.2

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$121.3	$116.5	$107.2	$350.1	$310.4
Adjusted EBITDA margin	53.7%	53.0%	51.1%	53.0%	50.5%
Adjusted net income	78.9	76.5	70.3	228.0	202.3
Tax benefit of goodwill and acquired intangible assets	10.1	10.1	9.5	30.0	28.6
Adjusted net income with tax benefit	89.0	86.6	79.8	258.0	230.9
Adjusted net income with tax benefit per diluted share	$1.35	$1.31	$1.18	$3.91	$3.36

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Exhibit 99.1

AUM, Flows and Investment Performance

At September 30, 2024, Victory Capital had total client assets of $181.1 billion, assets under management of $176.1 billion, and other assets of $5.0 billion. Total AUM increased by $7.4 billion to $176.1 billion at September 30, 2024, compared with $168.7 billion at June 30, 2024. The increase was due to positive market action of $10.1 billion partially offset by net outflows of $2.6 billion. Total gross flows for the third quarter were $6.1 billion, including long-term gross flows of $5.9 billion.

As of September 30, 2024, Victory Capital offered 126 investment strategies through its 11 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2024.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
46%	60%	73%	77%

Third Quarter 2024 Compared with Second Quarter 2024

Revenue increased 2.7% to $225.6 million in the third quarter, compared with $219.6 million in the second quarter, primarily due to higher average AUM over the comparable period. GAAP operating margin expanded 290 basis points in the third quarter to 53.3%, up from 50.4% in the second quarter primarily due to a $12.4 million decrease in compensation related expenses partially offset by a non-cash $6.6 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions. Third quarter GAAP net income increased 10.4% to $82.0 million, or $1.24 per diluted share, up from $74.3 million, or $1.12 per diluted share, in the prior quarter.

Adjusted net income with tax benefit increased 2.8% to $89.0 million, or $1.35 per diluted share in the third quarter, up from $86.6 million, or $1.31 per diluted share, in the second quarter. Adjusted EBITDA increased 4.1% to $121.3 million in the third quarter, versus $116.5 million in the second quarter. Adjusted EBITDA margin expanded 70 basis points in the third quarter of 2024 to 53.7% compared with 53.0% in the prior quarter.

Third Quarter 2024 Compared with Third Quarter 2023

Revenue for the three months ended September 30, 2024, increased 7.6% to $225.6 million, compared with $209.7 million in the same quarter of 2023 as a result of higher average AUM over the comparable period.

Operating expenses decreased 18.8% to $105.3 million, compared with $129.6 million in last year’s third quarter due to the combination of a non-cash $11.9 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in compensation related expenses. GAAP operating margin expanded 1,510 basis points to 53.3% in the third quarter, from 38.2% in the same quarter of 2023. GAAP net income increased 57.6% to $82.0 million, or $1.24 per diluted share, in the third quarter compared with $52.0 million, or $0.77 per diluted share, in the same quarter of 2023.

Adjusted net income with tax benefit increased 11.6% to $89.0 million, or $1.35 per diluted share, in the third quarter, compared with $79.8 million, or $1.18 per diluted share in the same quarter last year. Adjusted EBITDA increased 13.1% to $121.3 million, compared with $107.2 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin expanded 260 basis points to 53.7% in the third quarter of 2024, compared with 51.1% in the same quarter last year.

Nine Months Ended September 30, 2024 Compared with Nine Months Ended September 30, 2023

Revenue for the nine months ended September 30, 2024, increased 7.5% to $661.1 million, compared with $615.2 million in the same period of 2023. The increase was primarily due to higher average AUM.

Operating expenses decreased 7.4% to $345.3 million for the nine months ended September 30, 2024, compared with $373.1 million in the same period in 2023 due to the combination of a non-cash $16.8 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decreases in compensation related expense and depreciation and amortization expense, partially offsetting was an increase in acquisition-related costs. GAAP operating margin was 47.8% for the nine months ended September 30, 2024, an 840 basis point increase from the 39.4% recorded in the same period in 2023. GAAP net income increased 34.2% to $211.9 million, or $3.21 per diluted share, in the first nine months of 2024 compared with $158.0 million, or $2.30 per diluted share, in the same period in 2023.

Adjusted net income with tax benefit increased 11.7% to $258.0 million in the first nine months of 2024 compared to $230.9 million in the same period in 2023. On a per-share basis, adjusted net income with tax benefit increased 16.4% to $3.91 per diluted share for the nine months ended September 30, 2024 compared to $3.36 per diluted share in the same period in 2023. For the nine months ended September 30, 2024, adjusted EBITDA increased 12.8% to $350.1 million, compared with $310.4 million for the same period in 2023. Year-over-year, adjusted EBITDA margin expanded 250 basis points to 53.0% in the first nine months of 2024, compared with 50.5% in the same period last year.

Balance Sheet / Capital Management

The total debt outstanding as of September 30, 2024 was approximately $992 million and consisted of an existing term loan balance of $625 million and the 2021 Incremental Term Loans balance of $367 million.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.44 per share. The dividend is payable on December 23, 2024, to shareholders of record on December 9, 2024.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 8, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (888) 330-3571 (domestic) or (646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $176.1 billion, and $181.1 billion in total client assets, as of September 30, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This earnings release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: continued geopolitical uncertainty including the conflicts in Ukraine and Israel, risks that the conditions to closing the transaction with Amundi US will be satisfied and the transaction will close on the anticipated timeline, if at all; risks associated with expected benefits, or impact on our business, of the proposed transaction, including our ability to achieve any expected synergies; reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Revenue
Investment management fees	$177,809	$173,163	$163,953	$520,757	$480,199
Fund administration and distribution fees	47,819	46,458	45,735	140,349	135,035
Total revenue	225,628	219,621	209,688	661,106	615,234

Expenses
Personnel compensation and benefits	43,243	55,660	54,501	158,357	167,043
Distribution and other asset-based expenses	36,828	36,474	38,160	109,565	113,158
General and administrative	14,029	14,385	13,947	42,426	39,585
Depreciation and amortization	7,510	7,551	12,333	22,662	33,663
Change in value of consideration payable for acquisition of business	(1,600)	(8,200)	10,336	2,400	19,236
Acquisition-related costs	5,075	3,049	116	9,150	134
Restructuring and integration costs	180	105	246	777	275
Total operating expenses	105,265	109,024	129,639	345,337	373,094

Income from operations	120,363	110,597	80,049	315,769	242,140
Operating margin	53.3%	50.4%	38.2%	47.8%	39.4%

Other income (expense)
Interest income and other income (expense)	3,551	1,557	1,452	8,673	4,967
Interest expense and other financing costs	(16,414)	(16,279)	(15,580)	(49,179)	(44,721)
Gain (loss) on debt extinguishment	—	(100)	—	(100)	—
Total other expense, net	(12,863)	(14,822)	(14,128)	(40,606)	(39,754)

Income before income taxes	107,500	95,775	65,921	275,163	202,386

Income tax expense	(25,517)	(21,524)	(13,914)	(63,238)	(44,435)

Net income	$81,983	$74,251	$52,007	$211,925	$157,951

Earnings per share of common stock
Basic	$1.26	$1.15	$0.79	$3.28	$2.38
Diluted	1.24	1.12	0.77	3.21	2.30

Weighted average number of shares outstanding
Basic	64,875	64,734	65,774	64,667	66,504
Diluted	66,057	66,075	67,676	66,044	68,636

Dividends declared per share	$0.41	$0.37	$0.32	$1.115	$0.96

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net income (GAAP)	$81,983	$74,251	$52,007	$211,925	$157,951
Income tax expense	(25,517)	(21,524)	(13,914)	(63,238)	(44,435)
Income before income taxes	$107,500	$95,775	$65,921	$275,163	$202,386
Interest expense	15,649	15,468	14,660	46,828	42,288
Depreciation	2,210	2,252	2,302	6,731	6,569
Other business taxes	366	414	636	1,149	1,402
Amortization of acquisition-related intangible assets	5,300	5,299	10,032	15,931	27,094
Stock-based compensation	972	940	1,451	3,239	4,993
Acquisition, restructuring and exit costs	(11,513)	(4,520)	11,463	(1,328)	23,396
Debt issuance costs	775	874	762	2,404	2,266
Adjusted EBITDA	$121,259	$116,502	$107,227	$350,117	$310,394
Adjusted EBITDA margin	53.7%	53.0%	51.1%	53.0%	50.5%

Net income (GAAP)	$81,983	$74,251	$52,007	$211,925	$157,951
Adjustment to reflect the operating performance of the Company
Other business taxes	366	414	636	1,149	1,402
Amortization of acquisition-related intangible assets	5,300	5,299	10,032	15,931	27,094
Stock-based compensation	972	940	1,451	3,239	4,993
Acquisition, restructuring and exit costs	(11,513)	(4,520)	11,463	(1,328)	23,396
Debt issuance costs	775	874	762	2,404	2,266
Tax effect of above adjustments	1,025	(753)	(6,085)	(5,349)	(14,786)
Adjusted net income	$78,908	$76,505	$70,266	$227,971	$202,316
Adjusted net income per diluted share	$1.19	$1.16	$1.04	$3.45	$2.95

Tax benefit of goodwill and acquired intangible assets	$10,141	$10,141	$9,536	$30,030	$28,597
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.15	$0.15	$0.14	$0.45	$0.42

Adjusted net income with tax benefit	$89,049	$86,646	$79,802	$258,001	$230,913
Adjusted net income with tax benefit per diluted share	$1.35	$1.31	$1.18	$3.91	$3.36

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$188,248	$123,547
Receivables	96,922	87,570
Prepaid expenses	7,932	5,785
Investments, at fair value	34,743	31,808
Property and equipment, net	13,720	19,578
Goodwill	981,805	981,805
Other intangible assets, net	1,265,901	1,281,832
Other assets	22,854	10,691
Total assets	$2,612,125	$2,542,616

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$61,256	$56,477
Accrued compensation and benefits	45,595	55,456
Consideration payable for acquisition of business	139,600	217,200
Deferred tax liability, net	152,335	128,714
Other liabilities	56,016	42,499
Long-term debt, net[1]	982,661	989,269
Total liabilities	1,437,463	1,489,615

Stockholders' equity
Common stock, $0.01 par value per share: 2024 - 600,000,000 shares authorized, 83,679,920 shares issued and 64,924,081 shares outstanding; 2023 - 600,000,000 shares authorized, 82,404,305 shares issued and 64,254,714 shares outstanding	837	824
Additional paid-in capital	746,917	728,283
Treasury stock, at cost: 2024 - 18,755,839 shares; 2023 - 18,149,591 shares	(470,727)	(444,286)
Accumulated other comprehensive income	21,955	31,328
Retained earnings	875,680	736,852
Total stockholders' equity	1,174,662	1,053,001
Total liabilities and stockholders' equity	$2,612,125	$2,542,616

1 Balances at September 30, 2024 and December 31, 2023 are shown net of unamortized loan discount and debt issuance costs in the amount of $9.5 million and $12.4 million, respectively. The gross amount of the debt outstanding was $992.2 million and $1,001.7 million as of September 30, 2024 and December 31, 2023, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Beginning AUM	$168,681	$170,342	$157,161
Beginning other assets[1]	5,094	5,117	4,461
Beginning total client assets	173,775	175,459	161,622

AUM net cash flows	(2,636)	(1,744)	(2,019)
Other assets net cash flows	(446)	18	300
Total client assets net cash flows	(3,082)	(1,727)	(1,719)

AUM market appreciation (depreciation)	10,076	83	(4,755)
Other assets market appreciation (depreciation)	333	(40)	(134)
Total client assets market appreciation (depreciation)	10,409	43	(4,888)

AUM realizations and distributions	(2)	—	—
Acquired & divested assets / Net transfers	(7)	(1)	(1,508)

Ending AUM	176,113	168,681	148,879
Ending other assets	4,981	5,094	4,627
Ending total client assets	181,094	173,775	153,506
Average total client assets[2]	176,806	172,392	161,147

	For the Nine Months Ended
	September 30,	September 30,
	2024	2023
Beginning AUM	$161,322	$147,762
Beginning other assets[1]	5,289	5,190
Beginning total client assets	166,611	152,952

AUM net cash flows	(5,508)	(4,595)
Other assets net cash flows	(952)	(791)
Total client assets net cash flows	(6,460)	(5,386)

AUM market appreciation (depreciation)	20,337	7,335
Other assets market appreciation (depreciation)	644	228
Total client assets market appreciation (depreciation)	20,982	7,563

AUM realizations and distributions	(2)	(73)
Acquired & divested assets / Net transfers	(38)	(1,549)

Ending AUM	176,113	148,879
Ending other assets	4,981	4,627
Ending total client assets	181,094	153,506
Average total client assets[3]	172,688	158,779

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending September 30, 2024, June 30, 2024 and September 30, 2023 total client assets revenue realization was 50.8 basis points, 51.2 basis points and 51.6 basis points, respectively.

3For the nine-month periods ending September 30, 2024 and 2023 total client assets revenue realization was 51.1 basis points and 51.8 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions except for percentages)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Beginning assets under management	$168,681	$170,342	$157,161
Gross client cash inflows	6,120	6,067	5,149
Gross client cash outflows	(8,756)	(7,812)	(7,168)
Net client cash flows	(2,636)	(1,744)	(2,019)
Market appreciation (depreciation)	10,076	83	(4,755)
Realizations and distributions	(2)	—	—
Acquired & divested assets / Net Transfers	(7)	(1)	(1,508)
Ending assets under management	176,113	168,681	148,879
Average assets under management	171,876	167,484	156,491

	For the Nine Months Ended
	September 30,	September 30,
	2024	2023
Beginning assets under management	$161,322	$147,762
Gross client cash inflows	19,375	16,959
Gross client cash outflows	(24,882)	(21,554)
Net client cash flows	(5,508)	(4,595)
Market appreciation (depreciation)	20,337	7,335
Realizations and distributions	(2)	(73)
Acquired assets / Net transfers	(38)	(1,549)
Ending assets under management	176,113	148,879
Average assets under management	167,631	153,983

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	September 30,	June 30,	September 30,
	2024	2024	2023
Beginning other assets (institutional)	$5,094	$5,117	$4,461
Gross client cash inflows	—	467	300
Gross client cash outflows	(446)	(449)	—
Net client cash flows	(446)	18	300
Market appreciation (depreciation)	333	(40)	(134)
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	4,981	5,094	4,627
Average other assets (institutional)[2]	4,930	4,909	4,656

	For the Nine Months Ended
	September 30,	September 30,
	2024	2023
Beginning other assets (institutional)	$5,289	$5,190
Gross client cash inflows	467	400
Gross client cash outflows	(1,419)	(1,191)
Net client cash flows	(952)	(791)
Market appreciation (depreciation)	644	228
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	4,981	4,627
Average other assets (institutional)[3]	5,057	4,796

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending September 30, 2024, June 30, 2024 and September 30, 2023 total other assets (institutional) revenue realization was 3.4 basis points, 3.4 basis points and 3.6 basis points, respectively.

3For the nine-month periods ending September 30, 2024 and 2023 total other assets (institutional) revenue realization was 3.5 basis points and 3.6 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
September 30, 2024
Beginning assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681
Gross client cash inflows	975	584	1,344	73	578	2,143	179	5,876	244	6,120
Gross client cash outflows	(2,300)	(1,278)	(1,640)	(486)	(485)	(1,877)	(443)	(8,508)	(249)	(8,756)
Net client cash flows	(1,325)	(694)	(296)	(413)	94	265	(263)	(2,631)	(5)	(2,636)
Market appreciation (depreciation)	2,649	1,105	973	690	1,212	3,368	51	10,049	27	10,076
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(5)	(2)	6	(21)	(13)	(25)	3	(58)	51	(7)
Ending assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113

June 30, 2024
Beginning assets under management	$32,918	$16,297	$24,481	$13,895	$18,200	$57,833	$3,465	$167,089	$3,253	$170,342
Gross client cash inflows	1,007	559	1,283	67	558	2,035	303	5,813	255	6,067
Gross client cash outflows	(1,659)	(778)	(1,508)	(309)	(635)	(2,184)	(442)	(7,514)	(298)	(7,812)
Net client cash flows	(652)	(218)	(225)	(241)	(77)	(150)	(139)	(1,701)	(43)	(1,744)
Market appreciation (depreciation)	(1,247)	(893)	116	350	367	1,273	58	24	60	83
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(4)	(4)	26	(21)	(32)	(21)	6	(50)	50	(1)
Ending assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681

September 30, 2023
Beginning assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$51,375	$3,301	$154,009	$3,152	$157,161
Gross client cash inflows	1,224	458	892	51	392	1,688	249	4,955	193	5,149
Gross client cash outflows	(1,769)	(920)	(1,343)	(282)	(519)	(1,720)	(402)	(6,955)	(213)	(7,168)
Net client cash flows	(545)	(462)	(451)	(231)	(126)	(32)	(153)	(2,000)	(19)	(2,019)
Market appreciation (depreciation)	(1,224)	(547)	(460)	(287)	(451)	(1,895)	71	(4,793)	39	(4,755)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(2)	(5)	(1,397)	(57)	(8)	(78)	3	(1,545)	37	(1,508)
Ending assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$49,371	$3,222	$145,671	$3,208	$148,879

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
September 30, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	3,353	1,650	3,925	209	2,227	6,343	935	18,640	734	19,375
Gross client cash outflows	(5,804)	(2,980)	(4,514)	(1,127)	(1,871)	(6,472)	(1,234)	(24,001)	(881)	(24,882)
Net client cash flows	(2,451)	(1,330)	(589)	(918)	356	(129)	(299)	(5,361)	(147)	(5,508)
Market appreciation (depreciation)	4,196	1,014	1,265	2,595	2,713	8,390	34	20,208	129	20,337
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(16)	(51)	50	(72)	(89)	(13)	14	(177)	139	(38)
Ending assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113

September 30, 2023[1]
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$46,317	$3,663	$144,460	$3,302	$147,762
Gross client cash inflows	4,083	2,186	2,952	222	1,329	4,427	1,095	16,294	666	16,959
Gross client cash outflows	(3,988)	(2,921)	(4,239)	(957)	(1,648)	(5,141)	(1,650)	(20,544)	(1,010)	(21,554)
Net client cash flows	95	(735)	(1,287)	(735)	(319)	(715)	(555)	(4,250)	(345)	(4,595)
Market appreciation (depreciation)	237	280	203	1,488	1,044	3,792	180	7,224	111	7,335
Realizations and distributions	—	—	—	—	—	—	(73)	(73)	—	(73)
Acquired assets / Net transfers	13	2	(1,479)	(130)	(79)	(23)	8	(1,689)	140	(1,549)
Ending assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$49,371	$3,222	$145,671	$3,208	$148,879

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
September 30, 2024
Beginning assets under management	$112,584	$5,440	$50,657	$168,681
Gross client cash inflows	3,553	992	1,575	6,120
Gross client cash outflows	(5,526)	(158)	(3,073)	(8,756)
Net client cash flows	(1,973)	834	(1,498)	(2,636)
Market appreciation (depreciation)	6,443	426	3,208	10,076
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(10)	(7)	10	(7)
Ending assets under management	$117,044	$6,694	$52,375	$176,113

June 30, 2024
Beginning assets under management	$113,897	$5,229	$51,217	$170,342
Gross client cash inflows	3,553	480	2,034	6,067
Gross client cash outflows	(5,061)	(178)	(2,573)	(7,812)
Net client cash flows	(1,508)	302	(539)	(1,744)
Market appreciation (depreciation)	385	(91)	(211)	83
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(190)	—	190	(1)
Ending assets under management	$112,584	$5,440	$50,657	$168,681

September 30, 2023
Beginning assets under management	$105,916	$5,193	$46,052	$157,161
Gross client cash inflows	3,283	232	1,633	5,149
Gross client cash outflows	(5,119)	(557)	(1,492)	(7,168)
Net client cash flows	(1,836)	(324)	141	(2,019)
Market appreciation (depreciation)	(2,925)	(165)	(1,665)	(4,755)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(17)	6	(1,497)	(1,508)
Ending assets under management	$101,138	$4,710	$43,031	$148,879

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
September 30, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	11,409	1,923	6,043	19,375
Gross client cash outflows	(16,543)	(785)	(7,555)	(24,882)
Net client cash flows	(5,134)	1,138	(1,512)	(5,508)
Market appreciation (depreciation)	13,624	550	6,164	20,337
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(248)	36	174	(38)
Ending assets under management	$117,044	$6,694	$52,375	$176,113

September 30, 2023
Beginning assets under management	$99,447	$5,627	$42,688	$147,762
Gross client cash inflows	11,468	625	4,866	16,959
Gross client cash outflows	(15,388)	(1,211)	(4,955)	(21,554)
Net client cash flows	(3,921)	(586)	(89)	(4,595)
Market appreciation (depreciation)	5,648	(329)	2,015	7,335
Realizations and distributions	—	—	(73)	(73)
Acquired assets / Net transfers[4]	(36)	(3)	(1,511)	(1,549)
Ending assets under management	$101,138	$4,710	$43,031	$148,879

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.